                                   EXHIBIT 3


                                                                        Percent of Class
    Name of Reporting Person               Number of Shares           Beneficially Owned(1)
---------------------------------       ----------------------       -----------------------
Mayfield VII,
a California Limited Partnership              1,329,946 (2)                         9.2%

Mayfield VII Management
Partners, a California Limited
Partnership                                   1,362,650 (2)                         9.4%

Mayfield Associates Fund II, a
California Limited Partnership                   69,999 (3)                         0.5%

Yogen K. Dalal                                1,432,649 (4)                         9.9%

F. Gibson Myers                               1,432,649 (4)                         9.9%

Kevin A. Fong                                 1,432,649 (4)                         9.9%

William D. Unger                              1,432,649 (4)                         9.9%

Wendell G. Van Auken                          1,432,649 (4)                         9.9%

Michael J. Levinthal                          1,432,649 (4)                         9.9%

A. Grant Heidrich, III                        1,432,649 (4)                         9.9%

Total                                         1,432,649                             9.9%

(1) The respective percentages set forth in this column were obtained by dividing the number of shares by the aggregate number of outstanding shares of Common Stock as reported in the Issuer's Form 10-Q for the quarter ended September 30, 2000.

(2) Represents 1,329,946 shares held directly by Mayfield VII, of which Mayfield VII Management Partners is the sole General Partner, and 32,704 shares held directly by Mayfield VII Management Partners.

(3)  Represents shares held directly by Mayfield Associates Fund II.

(4) The individual Reporting Persons are General Partners of Mayfield VII Management Partners, which is the General Partner of Mayfield VII. The individual Reporting Persons are also General Partners of Mayfield Associates Fund II. The individual Reporting Persons may be deemed to have shared voting and dispositive power over the shares which are or may be deemed to be beneficially owned by Mayfield VII and Mayfield Associates Fund II, but disclaim such beneficial ownership.

                              Page 34 of 34 pages.